UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 28, 2005

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Little Falls Road, Fairfield, New Jersey		07004
(Address of principal executive offices)		(Zip Code)

(973) 882-0860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On October 28, 2005, the registrant repaid in full all principal and accrued interest outstanding on several promissory notes with dates between August 14, 1995 and September 22, 2000 made by the registrant and payable to Warren P. Levy, President, CEO and Director of the registrant, and to Ronald S. Levy, Executive Vice President and Director of the registrant. The registrant paid cash in the amount of (1) $230,000.00 in principal and $413,262.00 in accrued interest to Dr. Warren Levy, and (2) $218,332.75 in principal and $403,885.00 in accrued interest to Dr. Ronald Levy, in respect of such promissory notes which represented all amounts due on all promissory notes in default held by Dr. Warren Levy and Dr. Ronald Levy.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Warren P. Levy
Warren P. Levy, President

Date:  October 31, 2005